                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)       NOVEMBER 8, 2000


                            BERKSHIRE HATHAWAY INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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
          DELAWARE                1-04905                47-0813844
(STATE OR OTHER JURISDICTION    (COMMISSION           (I.R.S. EMPLOYER
       OF INCORPORATION)        FILE NUMBER)        IDENTIFICATION NO.)

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              1440 Kiewit Plaza
              Omaha, Nebraska                        68131
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE      (402) 346-1400
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ITEM   5.     OTHER EVENTS

     On November 8, 2000, Berkshire Hathaway Inc., a Delaware corporation ("Berkshire"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among Berkshire, B Acquisition, Inc., a New Jersey corporation and wholly-owned subsidiary of Berkshire ("Purchaser"), and Benjamin Moore & Co., a New Jersey corporation ("Benjamin Moore").

     Pursuant to the Merger Agreement, Purchaser will offer to purchase, through a cash tender offer, all of the outstanding shares of the common stock of Benjamin Moore for $37.82 per share. The cash tender will commence by November 17, 2000, and is not subject to any financing conditions. Following the tender offer, subject to the terms of the Merger Agreement, Purchaser will merge with Benjamin Moore. In the merger, Benjamin Moore's shareholders will receive $37.82 per share in cash for each share of Benjamin Moore common stock. The offer is conditioned upon, among other things, there being tendered and not withdrawn prior to the expiration date of the tender offer at least two-thirds of the outstanding shares of Benjamin Moore common stock on a fully-diluted basis. This condition can be waived by Purchaser under certain circumstances. The tender offer will expire twenty business days after it is commenced, but it may be extended by Purchaser under certain circumstances. The acquisition is subject to regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act and the Canadian Competition Act and to other customary conditions.

     Benjamin Moore's Board of Directors unanimously approved the Merger Agreement. Certain shareholders of Benjamin Moore (the "Shareholders"), who collectively own beneficially approximately 17.8% of the outstanding shares of Benjamin Moore common stock (on a fully-diluted basis), have agreed, pursuant to a Shareholders Agreement, dated as of November 8, 2000 (the "Shareholders Agreement"), among Berkshire, Purchaser, and the Shareholders, to tender all of their shares in the tender offer and to vote all of their shares in favor of the merger and against any alternative acquisition proposal. In addition, the Shareholders have granted Berkshire and Purchaser an option on their shares, with such option becoming exercisable under certain conditions.

     A copy each of the Merger Agreement and the Shareholders Agreement were filed with the Securities and Exchange Commission as exhibits to the Current Report on 8-K filed by Benjamin Moore & Co. on November 9, 2000, and are incorporated herein by reference. The foregoing descriptions of the Merger Agreement and the Shareholders Agreement are qualified in their entirety by reference to the Merger Agreement and Shareholders Agreement. A copy of the press release announcing the transaction was filed by Berkshire with the Securities and Exchange Commission under cover of a Tender Offer Statement on Schedule TO on November 9, 2000, and is incorporated herein by reference.


ITEM 7.       EXHIBITS

10.1 Agreement and Plan of Merger, dated as of November 8, 2000, by and among Berkshire Hathaway Inc., B Acquisition, Inc., and Benjamin Moore & Co. (incorporated herein by reference to the Current Report on Form 8-K filed by Benjamin Moore & Co. on November 9, 2000).

10.2 Shareholders Agreement, dated as of November 8, 2000, by and among Berkshire Hathaway Inc., B Acquisition, Inc., and certain shareholders of Benjamin Moore & Co. (incorporated herein by reference to the Current Report on Form 8-K filed by Benjamin Moore & Co. on November 9, 2000).

99.1 Press Release issued by Berkshire Hathaway Inc. and Benjamin Moore & Co. on November 8, 2000 (incorporated herein by reference to the Tender Offer Statement on Schedule TO filed by Berkshire Hathaway Inc. on November 9,
      2000).
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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BERKSHIRE HATHAWAY INC.



                                   /s/ Marc D. Hamburg
                                   --------------------------------
Date:  November 9, 2000       By:  Marc D. Hamburg
                                   Vice President and Chief Financial Officer
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EXHIBIT INDEX

Exhibit No.                   Description

10.1 Agreement and Plan of Merger, dated as of November 8, 2000, by and among Berkshire Hathaway Inc., B Acquisition, Inc., and Benjamin Moore & Co. (incorporated herein by reference to the Current Report on Form 8-K filed by Benjamin Moore & Co. on November 9, 2000).

10.2 Shareholders Agreement, dated as of November 8, 2000, by and among Berkshire Hathaway Inc., B Acquisition, Inc., and certain shareholders of Benjamin Moore & Co. (incorporated herein by reference to the Current Report on Form 8-K filed by Benjamin Moore & Co. on November 9, 2000).

99.1 Press Release issued by Berkshire Hathaway Inc. and Benjamin Moore & Co. on November 8, 2000 (incorporated herein by reference to the Tender Offer Statement on Schedule TO filed by Berkshire Hathaway Inc. on November 9,
      2000).